Exhibit 10.1
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of July 22, 2011 (the “Effective Date”), by and between Emtec, Inc., a Delaware corporation (the “Company”) and Dinesh Desai (the “Executive”).

WITNESSETH THAT:

WHEREAS, the Executive is a valued employee of the Company; and

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and intending to be legally bound, it is hereby covenanted and agreed by the Executive and the Company as follows:

1.           Definitions.

1.1.           “Board” means the Board of Directors of the Company.

1.2.           “Cause” means (i) the continued failure of the Executive substantially to perform his duties hereunder or his negligent performance of such duties (other than any such failure due to the Executive’s physical or mental illness), (ii) the Executive having engaged in misconduct that has caused or is reasonably expected to result in material injury to the Company or any of its Subsidiaries, (iii) a material violation by the Executive of a Company policy, (iv) the breach by the Executive of any of his material obligations hereunder or under any other written agreement or covenant with the Company or any of its Subsidiaries, (v) a material failure by the Executive to timely comply with a lawful and reasonable direction or instruction given to him by the Board, (vi) the Executive having been convicted of, or entering a plea of guilty or nolo contendere to, a crime that constitutes (A) a felony or (B) a misdemeanor involving moral turpitude (or a comparable crime in any jurisdiction that uses a different nomenclature), including any such offense involving dishonesty as such dishonesty relates to the Company’s material assets or business or the theft of Company property and (vii) the Executive’s insobriety or use of illegal drugs, chemicals or controlled substances either (A) in the course of performing the Executive’s duties and responsibilities under this Agreement, or (B) otherwise affecting the ability of the Executive to perform the same.  In the event of litigation concerning the Company’s termination of Executive for Cause, the Company shall prove that it terminated the Executive for Cause by a standard of clear and convincing evidence.  In the case of a termination for Cause as described in clauses (i), (ii), (iii), (iv) and (v) of this Section, the Board shall give the Executive written notice of its intention to terminate him for Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based.  The Executive shall have ten (10) days, after receiving such special notice, to cure such grounds, to the extent such cure is possible (as reasonably determined by the Board in its sole discretion).  If he fails to cure such grounds to the Board’s reasonable satisfaction, the Executive shall thereupon be terminated for Cause.  No act or failure to act by the Executive shall be deemed to constitute “Cause” if done, or omitted to be done, in good faith and with the reasonable belief that the action or omission was in the best interests of the Company or its affiliate, as applicable.

1.3.           “Change in Control” shall mean:

(a)           the acquisition after the Effective Date by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition, directly or indirectly (A) by or from the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (C) by the Executive, DARR WESTWOOD LLC, a Delaware limited liability company (“DARR”) or any of the Executive’s or DARR’s affiliates (including, without limitation, any entity that the Executive or DARR controls (directly or indirectly)), (ii) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (iii) any acquisition by any corporation if, immediately following such acquisition, 50% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), are beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition of the Voting Securities; provided further, however, that in any case, such transaction satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v); or

(b)           the consummation after the Effective Date of the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; provided, however, that such transaction satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(vii).

Notwithstanding the above, a “Change in Control” shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive officers of the Company and in which the Executive participates (whether directly or indirectly).

1.4.           “Code” means the Internal Revenue Code of 1986, as amended.

1.5.           “Competitor” means any enterprise (including a person, entity, firm or business, whether or not incorporated) during any period in which it is engaged in or aiding others to conduct business that engages in, or plans to engage in, any line of business that the Company or any of its Subsidiaries engages in or has made plans to engage in during the Executive’s Term of Employment (as defined below).

1.6.           “Confidential Information” shall mean all information, in any form or medium, that relates to the Company’s or its Subsidiaries’ business, suppliers and prospective suppliers, existing and potential creditors and financial backers, or the marketing, costs, prices, products, processes, services, methods, computer programs and systems, personnel, customers, research or development of the Company and its Subsidiaries and all other information related to the Company and its Subsidiaries which is not readily available to the public (other than by reason of the Executive’s unlawful disclosure, including a breach of this Agreement).

1.7.           “Disability” shall mean that the Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than six months under an accident and health plan covering employees of the Company.  The determination of the Executive’s Disability shall (i) be made by an independent physician selected by the Company, (ii) be final and binding on the parties hereto and (iii) be made taking into account such competent medical evidence as shall be presented to such independent physician by the Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by the Executive and/or the Company to advise such independent physician.

1.8.           “Good Reason” means and shall be deemed to exist if, without the prior express written consent of the Executive, (i) the Executive suffers a material adverse change in the duties, responsibilities or effective authority associated with his titles and positions, as set forth and described in Section 3 of this Agreement; (ii) the Executive’s Base Salary is materially reduced by the Company; or (iii) there is a material adverse change (i.e., more than 30 miles) in the geographic location of the Executive’s primary office as of the Effective Date.

1.9.           “Intellectual Property” means, with respect to the following which are created or existing during the period of the Executive’s employment by the Company, any: (i) idea, know-how, invention, discovery, design, development, software, device, technique, method or process (whether or not patentable or reduced to practice or including Confidential Information) and related patents and patent applications and reissues, re-examinations, renewals, continuations-in-part, continuations, and divisions thereof; (ii) copyrightable and mask work (whether or not including Confidential Information) and related registrations and applications for registration; (iii) trademarks, trade secrets and other proprietary rights; and (iv) improvements, updates and modifications of any of the foregoing made from time to time.

1.10.           “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).

2.           Term of Employment.   The term of employment under this Agreement shall commence on the Effective Date and, unless earlier terminated under Section 5 hereof, shall terminate on August 31, 2013 (the “Term of Employment”); provided, however, that the Term of Employment shall automatically be extended for successive two-year periods (commencing August 31, 2013 and each two-year anniversary thereafter) unless earlier terminated under Section 5 hereof or unless either party provides the other party with a written notice of non-renewal at least 90 days prior to the expiration of the then current Term of Employment.  The Executive’s termination of employment upon the Company’s notice of non-renewal of this Agreement shall be deemed a termination without Cause.

3.           Position, Duties and Responsibilities.

3.1.           Position.  During the Term of Employment, the Executive shall be employed and serve as the Chief Executive Officer of the Company and shall report directly to the Board or its designee.

3.2.           Responsibilities.  During the Term of Employment, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of “Chief Executive Officer” of a publicly-traded company.  Additionally, during the Term of Employment, the Executive shall devote all of his business time to the business and affairs of the Company and the Executive shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not interfere with the performance by the Executive of his duties and responsibilities hereunder, (i) to manage the Executive’s personal, financial and legal affairs and (ii) with the consent of the Board, to serve on more than 2 civic or charitable boards or committees or other corporate boards or committees.

4.           Compensation and Other Benefits.

4.1.           Base Salary.  From the Effective Date until the day before the first anniversary thereof, the Executive shall receive a base salary per annum payable in accordance with the Company’s normal payroll practices of $450,000.  The Executive’s annual base salary shall be increased to $475,000 beginning on the first anniversary of the Effective Date.  Thereafter, the Board shall review the Executive’s base salary annually and may, in its sole discretion, increase the Executive’s base salary.  The Executive’s base salary, as may be in effect from time to time, is referred to herein as “Base Salary.”

4.2.           Incentive Compensation.  During the Term of Employment, the Executive shall be entitled to participate in the Company’s bonus plans maintained for the benefit of its executive officers as may be in effect from time to time and shall have a target bonus opportunity equal to 100% of Base Salary.  Any bonus payable to the Executive under any such plan shall be paid within 75 days after the end of the fiscal year in which it was earned.

4.3.           Employee Benefits.  During the Term of Employment, the Executive shall be entitled to participate on the same basis as the other employees of the Company, in any pension, retirement, savings, medical, disability or other welfare benefit plans maintained by the Company, in accordance with the terms thereof, and as the same may be amended and in effect from time to time.  Should an “executive level” benefits plan be put in place during the Term of Employment, the Executive shall be entitled to participate in such plan in accordance with the terms thereof.  During the Term of Employment, the Executive shall be entitled to four weeks of paid vacation per calendar year, with such vacation being prorated for partial calendar years worked.  Notwithstanding the foregoing, nothing in this Section 4.3 shall be construed to require the Company to establish or maintain any such plans or programs.

4.4.           Expense Reimbursement.  During the Term of Employment, the Company shall reimburse the Executive for all reasonable out-of-pocket travel, lodging, meal and other expenses incurred by him in connection with his performance of services hereunder, upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expense reimbursement policy, as in effect from time to time.

4.5.           Equity Compensation.  During the Term of Employment, the Executive shall be entitled to participate in the Company’s equity-incentive plans on terms commensurate with the Executive’s position with Company.

5.           Termination.  Any termination of the Executive’s employment by the Company or the Executive during the Term of Employment, other than a termination due to the Executive’s death, shall be communicated by a written notice addressed to the appropriate party (a “Notice of Termination”).  A Notice of Termination shall mean a notice that indicates the date of termination, which shall not be earlier than the date on which the notice is provided, which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive’s employment under the provision so indicated.

5.1.           Termination Due to Death or Disability.  The Executive’s employment with the Company shall terminate immediately upon his death.  In addition, during the Term of Employment, the Company may terminate the Executive’s employment due to Disability immediately upon providing him with a Notice of Termination.  In the event of the Executive’s termination of employment due to his death or Disability during the Term of Employment, the Executive or the Executive’s estate or personal representative, as applicable, shall be entitled to receive only: (i) his accrued but unpaid annual bonus under the relevant bonus plan for the fiscal year prior to the fiscal year of the Executive’s termination (if any) and any Base Salary earned but unpaid as of the date of the Executive’s termination, such payment to be made in a lump sum within 30 days following the Executive’s termination; (ii) all amounts payable and benefits accrued (including accrued but unpaid vacation time) under any otherwise applicable plan, policy, program or practice of the Company (other than relating to severance) in which the Executive was a participant during his employment with the Company, in accordance with the terms thereof; provided that the foregoing shall not be construed as requiring the Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of the Executive’s termination of employment, except as otherwise expressly provided in this Agreement or required by law; (iii) a bonus equal to the product of (A) the annual bonus the Executive would have received under the Company’s annual bonus plan for the fiscal year of his termination had no such termination occurred and (B) a fraction, the numerator of which equals the number of days the Executive was employed by the Company during such fiscal year and the denominator of which equals 365, with such bonus to be paid at the time set forth in Section 4.2; and (iv) solely in the case of a termination due to Disability, payment by the Company of the Executive’s (and his eligible dependants’) health care continuation (COBRA) premiums for a period of 12 months; provided, that, if the Executive and/or his eligible dependants become eligible for comparable coverage and benefits under an employer-provided health plan prior to the expiration of such 12 month period, the Company’s payment obligation with respect to health care continuation premiums covering such person(s) shall terminate; provided further, that, the Company’s payment obligation shall be limited to the monthly cost of providing the Executive and his eligible dependants with coverage under its health plans immediately prior to the date of the Executive’s termination of employment.  In addition to such benefits, all outstanding and unvested restricted stock awards granted to the Executive pursuant to the terms of the Company’s annual incentive plan in respect of an earned bonus shall immediately become fully vested upon such a termination.

5.2.           Termination Without Cause or by the Executive for Good Reason.  During the Term of Employment, the Company may terminate the Executive’s employment without Cause (other than due to Disability), and the Executive may terminate his employment for Good Reason, in each case, by providing the other party with a Notice of Termination at least 30 days in advance of such termination; provided, however, that a termination by the Executive shall not be deemed to be for Good Reason unless the Executive provides such notice no later than 90 days following the occurrence of the event(s) alleged to constitute Good Reason and the Company shall have failed to cure such event(s) within 30 days after its receipt of such Notice of Termination.  In the event of the Executive’s termination of employment by the Company without Cause (and other than due to Disability) or by the Executive for Good Reason, in either case, during the Term of Employment, the Executive shall be entitled to receive the payments and benefits set forth in clauses (i) and (ii) of Section 5.1 above.  In addition, upon such a termination and conditioned upon the Executive’s execution of a general release of claims and covenant not to sue in a form reasonably acceptable to the Board, such that such release is effective, with all revocation periods having expired unexercised, within 60 days after the date of such termination, the Executive shall be entitled to receive:

(a)           if such termination occurs prior to, or following the two-year anniversary of, a Change in Control: (i) the payment described in clause (iii) of Section 5.1 hereof; (ii) an amount equal to 12 months of Base Salary (as in effect immediately prior to such termination but without regard to any event that constitutes “Good Reason”), paid in equal bi-monthly installments over the 12 month period following such termination (provided that any such amounts that would have otherwise been paid during the 60 day period following such termination shall be withheld and paid in a lump sum on the first payroll date coincident with or next following the 60th day after such termination, with the remaining payments to be made as if no such delay had occurred); and (iii) payment by the Company of the Executive’s (and his eligible dependants’) COBRA premiums for a period of 18 months; provided, that, if the Executive and/or his eligible dependants become eligible for comparable coverage and benefits under an employer-provided health plan prior to the expiration of such 18 month period, the Company’s payment obligation with respect to health care continuation premiums covering such person(s) shall terminate; provided further, that, the Company’s payment obligation shall be limited to the monthly cost of providing the Executive and his eligible dependants with coverage under its health plans immediately prior to the date of the Executive’s termination of employment.  In addition to such benefits, all outstanding and unvested restricted stock awards granted to the Executive pursuant to the terms of the Company’s annual incentive plan in respect of an earned bonus shall immediately become fully vested upon such a termination; or

(b)           if such termination occurs within two years after a Change in Control: (i) the payment described in clause (iii) of Section 5.1 hereof; (ii) an amount equal to the sum of (A) 24 months of Base Salary (as in effect immediately prior to such termination but without regard to any event that constitutes “Good Reason”) and (B) two times Executive’s annual target bonus opportunity (as in effect immediately prior to such termination but without regard to any event that constitutes “Good Reason”), paid in a single lump sum on the 60th day following such termination if the Change in Control constitutes a change in ownership or effective control or a sale of substantially all of the Company’s assets within the meaning of Section 409A(a)(2)(A)(v) of the Code, or in equal bi-monthly installments over the 12 month period following such termination if such Change in Control does not constitute such an event (provided that any such amounts that would have otherwise been paid during the 60 day period following such termination shall be withheld and paid in a lump sum on the first payroll date coincident with or next following the 60th day after such termination, with the remaining payments to be made as if no such delay had occurred); and (iii) payment by the Company of the Executive’s (and his eligible dependants’) COBRA premiums for a period of 18 months; provided, that, if the Executive and/or his eligible dependants become eligible for comparable coverage and benefits under an employer-provided health plan prior to the expiration of such continuation period, the Company’s payment obligation with respect to health care continuation premiums covering such person(s) shall terminate; provided further, that, the Company’s payment obligation shall be limited to the monthly cost of providing the Executive and his eligible dependants with coverage under its health plans immediately prior to the date of the Executive’s termination of employment.  In addition to such benefits, all outstanding and unvested restricted stock awards granted to the Executive pursuant to the terms of the Company’s annual incentive plan in respect of an earned bonus shall immediately become fully vested upon such a termination.

(c)           Notwithstanding the foregoing, if the Executive’s employment is terminated by the Company without Cause and, within a reasonable time period thereafter, it is determined by the Board that circumstances existed which would have constituted a basis for termination of the Executive’s employment for Cause, the Executive’s employment will be deemed to have been terminated for Cause.

5.3.           Termination For Cause.  During the Term of Employment, the Company may terminate the Executive’s employment for Cause in accordance with Section 1.2 hereof.  Such termination shall be effective immediately upon Executive’s receipt of a Notice of Termination, subject to the Executive’s right to cure such actions (if applicable) as described in Section 1.2 hereof.  Upon a termination for Cause during the Term of Employment, the Executive shall be entitled to receive only his earned but unpaid Base Salary and the payments described in clause (ii) of Section 5.1 hereof.

5.4.           Termination Without Good Reason.  During the Term of Employment, the Executive may terminate his employment with the Company without Good Reason by providing the Company with a Notice of Termination at least 90 days in advance of such termination (or such shorter period as the Board may determine).  Upon a termination by the Executive without Good Reason during the Term of Employment, the Executive shall be entitled to receive only his earned but unpaid Base Salary and the payments described in clause (ii) of Section 5.1 hereof.

5.5.           Duties on Termination.  Subject to the terms and conditions of this Agreement, to the extent that there is a period of time elapsing between the date of delivery of a Notice of Termination and the date of the Executive’s termination of employment, the Executive shall continue to perform his duties as set forth in this Agreement during such period, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to the Executive’s successor, if any.  Notwithstanding the foregoing provisions of this Section, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination by either party; provided, however, that during the period of suspension (which shall end on the date of the Executive’s termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of such suspension.

5.6.           Continued Compliance with Restricted Covenants.  All severance payments under this Section 5 are expressly conditioned on the Executive’s continued compliance with the restrictive covenants set forth in Section 6 hereof.  Upon a breach by the Executive of any of the restrictive covenants set forth in Section 6 hereof, the Company’s obligations under this Section 5 shall be immediately extinguished and any unpaid severance payments shall be forfeited with no further compensation due to the Executive.

6.           Restrictive Covenants.  The Executive acknowledges and agrees that the Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company and its Subsidiaries and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its Subsidiaries in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by the Executive to compete unfairly with, the Company and its Subsidiaries and that (i) in the course of his employment with the Company, the Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its Subsidiaries in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its Subsidiaries; (ii) the covenants and restrictions contained in this Section 6 are critical and necessary to protect the legitimate interests of the Company and its Subsidiaries in their respective goodwill, trade secrets and other confidential and proprietary information, and are reasonably drawn to this end with respect to duration, scope, and otherwise; (iii) the covenants and restrictions in this Section 6 are not unduly burdensome to the Executive, and the Executive desires and agrees to be bound by such covenants and restrictions; (iv) the covenants and restrictions contained in this Section 6 are covenants and restrictions independent of any other provision of this Agreement or any other agreement between the parties hereto (and their affiliates), including, without limitation, that certain letter agreement between the Company and DARR, dated as of August 2, 2010 regarding the issuance by the Company of a warrant to DARR (the “Warrant”), and the existence of any claim which the Executive (or his affiliates) may allege against the Company under any other provision of the Agreement or any other agreement will not prevent, and will not be raised as a defense to, the enforcement of these covenants; (v) the circumstances of the Executive’s termination of employment with the Company will have no impact on his obligations under this Section 6; and (vi) the compensation to be provided to the Executive is adequate consideration for the restrictive covenants provided in this Section 6.  The Executive understands and agrees that the rights and obligations set forth in this Section 6 shall extend beyond the Term of Employment.

6.1.           Non-Competition and Non-Solicitation.  During the Term of Employment, and for the period ending two years after the date of the Executive’s termination of employment with the Company for any reason (the “Restrictive Period”):

(i)           The Executive shall not, without the express written consent of the Board, be employed by, serve as a consultant to, or otherwise assist or directly or indirectly provide services to a Competitor if: (A) such services are to be provided with respect to any location in which the Company or any Subsidiary does business, or with respect to any location in which the Company or any Subsidiary has devoted material resources to doing business; or (B) the trade secrets, Confidential Information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company and its Subsidiaries to which the Executive had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information;

(ii)           the Executive shall not, without the express written consent of the Board, directly or indirectly own an equity interest in any Competitor that provides services or products in any location in which the Company or any Subsidiary does business, or in any location in which the Company or any Subsidiary has devoted material resources to doing business (other than ownership of 5% or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System);

(iii)            the Executive shall not, without the express written consent of the Board, directly or indirectly, solicit or attempt to solicit any party who is then or, during the twelve-month period prior to such solicitation or attempt by the Executive, was (or was solicited to become) a customer or supplier of the Company or any Subsidiary, or a user of the services provided by the Company or any Subsidiary; and

(iv)           the Executive shall not, without the express written consent of the Board, directly or indirectly (a) solicit, entice, persuade, or induce any individual who is employed by, or a consultant to, the Company or any Subsidiary (or was so employed or performing services for the Company or any Subsidiary within 12 months prior to the Executive’s action) to terminate or refrain from renewing or extending such employment or engagement or to become employed by or enter into contractual relations with any other individual or entity other than the Company or any of its Subsidiaries or (b) hire any such employee or contractor, and the Executive shall not approach any such employee or contractor for any purpose prohibited by subsections (a) or (b), or to otherwise interfere with the relationship of the Company or any Subsidiary with such individual, or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

6.2.           Non-Disparagement.  The Executive agrees that he will not make any false, defamatory or disparaging statements about the Company, any Subsidiary, or the officers or directors of the Company or its Subsidiaries that are reasonably likely to cause material damage to the Company, any Subsidiary, or the officers or directors of the Company or any Subsidiary.  The Company agrees that it will not, and will not direct any of its employees, officers and directors to, make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to the Executive.

6.3.           Confidential Information and Intellectual Property.  During the Term of Employment, and at all times thereafter:

(i)           The Executive agrees to keep secret all Confidential Information and Intellectual Property which may be obtained during his period of employment by the Company and that the Executive shall not reveal or disclose it, directly or indirectly, except with the Company’s prior written consent.  The Executive shall not make use of any Confidential Information or Intellectual Property for the Executive’s own purposes or for the benefit of anyone other than the Company and shall protect it against disclosure, misuse, espionage, loss and theft except for disclosures as may be required by law or in any judicial or administrative process; provided, however, that in the event that the Executive becomes legally compelled to disclose any Confidential Information, prior to such disclosure, the Executive shall provide the Company with prompt written notice so that the Company may seek (with the Executive’s cooperation) a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement; provided further, however, that in the event that such protective order or other remedy is not obtained, the Executive will furnish only that portion of the Confidential Information which he is advised by counsel is legally required, and will cooperate with the Company in the Company’s efforts to obtain reliable assurance that confidential treatment will be accorded to the Confidential Information.

(ii)           The Executive acknowledges and agrees that all Intellectual Property is and shall be owned by the Company.  The Executive hereby assigns and shall assign to the Company all ownership rights possessed in any Intellectual Property contributed, conceived or made by the Executive (whether alone or jointly with others) while employed by the Company, whether or not during working hours, with all copyrightable Intellectual Property to be deemed “works for hire” under federal law.  The Executive shall promptly and fully disclose to the Company in writing all such Intellectual Property after such contribution, conception or other development.  The Executive agrees to fully cooperate with the Company, at the Company’s expense, in securing, enforcing and otherwise protecting throughout the world the Company’s interests in such Intellectual Property, including, without limitation, by signing all documents reasonably requested by the Company.

(iii)           Immediately following the Executive’s termination of employment, the Executive agrees to promptly deliver to the Company, and not retain, all memoranda, notes, manuals, lab notebooks, computer diskettes, passwords, encryption keys, electronic mail and other written or electronic records (and all copies thereof) containing, constituting or relating to Confidential Information or Intellectual Property that the Executive may then possess or have control over (in either case, whether actual or constructive).  The Executive shall provide written certification that all such materials have been returned.

6.4.           Duty of Loyalty to Company.  Nothing in this Section 6 shall be construed as limiting the Executive’s duty of loyalty to the Company, or any other duty otherwise owed to the Company, while the Executive is employed by the Company.

6.5.           Injunctive Relief. The Executive acknowledges and agrees that the covenants, obligations and agreements of the Executive contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, the Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond unless required by applicable law) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Executive from committing any violation of such covenants, obligations or agreements.  These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.

6.6.           Special Severability.  The terms and provisions of this Section 6 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.  It is the intention of the parties to this Agreement that the potential restrictions on the Executive imposed by this Section 6 be reasonable in duration, geographic scope and in all other respects.  If for any reason any court of competent jurisdiction shall find any provisions of this Section 6 unreasonable in duration, geographic scope or otherwise, the Executive and the Company intend that the enforcing court reduce or modify the unreasonable provision only to the extent necessary to render such provision reasonable, valid, and enforceable in all respects.

6.7.           Tolling During Periods Of Breach.  The Executive and the Company agree and intend that the Executive’s obligations under this Section 6 be tolled during any period that the Executive is in breach of any of the obligations under this Section 6, so that the Company is provided with the full benefit of the restrictive periods set forth herein.

7.           Miscellaneous.

7.1.           Code Section 409A.  This Agreement is intended to comply with Code Section 409A (to the extent applicable) and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by the Company.  Notwithstanding any other provision of this Agreement to the contrary, if the Executive is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after the Executive’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following the Executive’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Executive in a lump-sum cash payment on the earlier of (i) the first regular payroll date of the seventh month following the Executive’s separation from service or (ii) the 10th business day following the Executive’s death. If the Executive’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of the Executive’s employment and which are subject to Code Section 409A shall not be paid until the Executive has experienced a "separation from service" within the meaning of Code Section 409A.  In addition, no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year.  Any reimbursement to which the Executive is entitled hereunder shall be made no later than the last day of the calendar year following the calendar year in which such expenses were incurred.  Each severance installment contemplated under Section 5 hereof shall be treated as a separate payment in a series of separate payments under Treasury Regulation Section 1.409A-2(b)(2)(iii).

7.2.           Assistance with Claims.  The Executive agrees that, during the Term of Employment, and continuing for a reasonable period after the Executive’s termination of employment (taking into account the Executive’s other duties and responsibilities to a new employer or business after the Executive’s termination of employment with the Company), the Executive will assist the Company and its Subsidiaries in defense of any claims that may be made against the Company or any of its Subsidiaries, and will assist the Company and its Subsidiaries in the prosecution of any claims that may be made by the Company or any of its Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company or any of its Subsidiaries.  The Executive agrees to promptly inform the Company upon becoming aware of any lawsuits involving such claims that may be filed against the Company or any of its Subsidiaries.  The Company agrees to provide legal counsel to the Executive in connection with such assistance (to the extent legally permitted), and to reimburse the Executive for all of the Executive’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses.  For periods after the Executive’s employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such assistance.  The Executive also agrees to promptly inform the Company, to the extent permitted by applicable law, upon being asked to assist in any investigation of the Company or any of its Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company or any of its Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or any of its Subsidiaries with respect to such investigation.

7.3.           Disclosure of Agreement.  The Executive shall provide each of his subsequent employers during the two-year period following his termination of employment with the Company with a copy of this Agreement in order to allow such subsequent employers to avoid inadvertently causing a violation of this Agreement.

7.4.           Binding Effect; Assignment.  This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and assigns.  This Agreement shall also be binding on and inure to the benefit of the Executive and his heirs, executors, administrators and legal representatives.  This Agreement shall not be assignable by the Executive without the prior written consent of the Company but may be assigned by the Company.

7.5.           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous correspondence and proposals (including but not limited to summaries of proposed terms) and all prior and contemporaneous promises, representations, understandings, arrangements and agreements, if any, concerning such subject matter (including but not limited to those made to or with the Executive by any other person); provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable (including, without limitation, the Warrant) relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies or agreement for the protection of the business and operations of the Company and its Subsidiaries.

7.6.           Governing Law.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws rules of any state.

7.7.           Consent to Jurisdiction.  Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby.  Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts, that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts.  Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.15 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

7.8.           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.8.

7.9.           Taxes.  The Company shall withhold from any payments made under this Agreement all applicable taxes, including but not limited to, income, employment and social insurance taxes, as the Company may reasonably determine it should withhold pursuant to law.

7.10.           Amendments.  This Agreement may be amended or cancelled only by mutual agreement of the parties in writing.  So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

7.11.           Key Man Insurance. The Executive acknowledges that the Company may purchase “key man” insurance on his life and hereby agrees to cooperate with the Company in obtaining such insurance, including without limitation, submitting to such medical examinations as may be required promptly upon request by the Company.

7.12.           Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

7.13.           Waiver of Breach.  No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.  The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

7.14.           Survival of Agreement.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall not survive the termination of the Executive’s employment with the Company (for the avoidance of doubt, Sections 6 and 7 shall survive the termination of the Executive’s employment).

7.15.           Notices.  Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice).  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)           in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.  Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company: Emtec, Inc. 11 Diamond Road Springfield, NJ 07081 Facsimile number: 973-376-8846 or to the Executive: at his address in the Company’s records.

All notices to the Company shall be directed to the attention of the Secretary of the Company, with a copy to the Board.  Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

7.16.           Headings.  The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

7.17.           Indemnification.  In the event the Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, including any governmental or regulatory proceedings or investigations, by reason of the fact that the Executive is or was a director or officer of the Company or serves or served any other corporation that is fifty percent (50%) or more owned or controlled by the Company in any capacity, the Executive shall be entitled to indemnification by the Company to the fullest extent permitted by, and in accordance with, the Company's Certificate of Incorporation and Bylaws and under any directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers, if any.

7.18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

*           *           *           *           *

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE /s/ Dinesh Desai DINESH DESAI EMTEC, INC. /s/ Gregory P. Chandler Name: Gregory P. Chandler Title: Chief Financial Officer